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CUSIP No. N21590 10 9	13G	Page 9 of 9 Pages

Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree as follows:

        (i) Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

        (ii) Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 13, 2002

MADISON DEARBORN CAPITAL PARTNERS II, L.P.
By:	Madison Dearborn Partners II, L.P., its general partner
By:	Madison Dearborn Partners, Inc., its general partner
By:	Paul J. Finnegan
Its:	Managing Director
MADISON DEARBORN PARTNERS II, L.P.
By:	Madison Dearborn Partners, Inc., its general partner
By:	Paul J. Finnegan
Its:	Managing Director
MADISON DEARBORN PARTNERS, INC.
By:	Paul J. Finnegan
Its:	Managing Director

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AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G